As filed with the Securities and Exchange Commission on September 14, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

XCF Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	33-4582264
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

3040 Post Oak Blvd.

Floor 18, Suite 164

Houston, TX 77056

(346) 630-4724

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Chris Cooper

Chief Executive Officer

3040 Post Oak Blvd.

Floor 18, Suite 164

Houston, TX 77056

(346) 630-4724

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Julio C. Esquivel, Esq.

Francis “Ward” Paschal, Esq.

Shumaker, Loop & Kendrick, LLP

101 E. Kennedy Blvd., Suite 2800

Tampa, FL 33602

Telephone: (813) 229-7600

From time to time after the effective date of this Registration Statement
(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains:

●	a base prospectus, which covers the offering, issuance and sale by the registrant of up to a maximum aggregate offering price of $300,000,000 of the registrant’s common stock, preferred stock, debt securities, warrants and/or units from time to time in one or more offerings; and
●	a sales agreement prospectus, which covers the offering, issuance and sale by the registrant of up to a maximum aggregate offering price of $100,000,000 of the registrant’s common stock that may be issued and sold from time to time under the Sales Agreement, with Roth Capital Partners, LLC (“Roth”) and H.C. Wainwright & Co., LLC (“HCW” and, together with Roth, the “Sales Agents”).

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The sales agreement prospectus immediately follows the base prospectus. The $100,000,000 of common stock that may be offered, issued and sold by the registrant under the sales agreement prospectus is included in the $300,000,000 of securities that may be offered, issued and sold by the registrant under the base prospectus. In connection with such offers and when accompanied by the base prospectus included in the registration statement of which this prospectus forms a part, such sales agreement prospectus will be deemed a prospectus supplement to such base prospectus. Upon termination of the sales agreement with Sales Agents, any portion of the $100,000,000 included in the sales agreement prospectus that is not sold pursuant to the sales agreement may be available for sale in other offerings pursuant to the base prospectus and a corresponding prospectus supplement, and if no shares are sold under the sales agreement, the full $300,000,000 of securities may be sold in other offerings pursuant to the base prospectus and a corresponding prospectus supplement.

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The information in this prospectus is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting offers to buy these securities in any state where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 14, 2026

PROSPECTUS

$300,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

From time to time, we may offer and sell up to $300,000,000 of any combination of the securities described in this prospectus in one or more offerings. We may also offer securities as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including any applicable anti-dilution provisions.

This prospectus provides a general description of the securities we may offer. Each time we offer securities, we will provide specific terms of the securities offered in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before you invest in any of the securities being offered.

This prospectus may not be used to consummate a sale of any securities unless accompanied by a prospectus supplement.

We will sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts or over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Our common stock is traded on the Nasdaq Capital Market under the symbol “SAFX.” On September 10, 2026, the last reported sale price of our common stock was $0.4154 per share.

As of September 11, 2026, the aggregate market value of our outstanding common stock held by non-affiliates, or our public float, was approximately $112,108,724, which was calculated based on 415,296,896 shares of our outstanding common stock held by non-affiliates at a price of $0.48 per share (the last reported sale price of our common stock on the Nasdaq Capital Market on August 12, 2026, which was the highest closing sales price within 60 days prior to the date of the filing of this registration statement). Because our public float exceeds $75 million as of that date, we are not subject to the limitations on the amount of securities we may offer pursuant to General Instruction I.B.6 of Form S-3 until the filing date of our Annual Report on Form 10-K for the fiscal year ending December 31, 2026. We have not sold any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12-calendar month period that ends on and includes the date of this prospectus (excluding this offering).

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus we have authorized for use in connection with a specific offering, and under similar headings in the other documents that are incorporated by reference into this prospectus as described on page 2 of this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is             , 2026.

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ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration statement, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total aggregate offering price of $300,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. However, no prospectus supplement will offer a security that is not registered and described in this prospectus at the time of its effectiveness, or fundamentally change the terms that are set forth in this prospectus. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” before investing in any of the securities offered.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Neither we, nor any agent, underwriter or dealer has authorized any person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus prepared by or on behalf of us or to which we have referred you. You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.

This prospectus and the information incorporated herein by reference contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

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SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements and related notes, and the exhibits to the registration statement of which this prospectus is a part, before making your investment decision.

Unless the context indicates otherwise, as used in this prospectus, references to “we,” “us,” “our,” “the company” and “XCF Global” refer to XCF Global, Inc. and its subsidiaries. We own various U.S. federal trademark applications and unregistered trademarks, including our company name. All other trademarks or trade names referred to in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus are referred to without the symbols ® and ™, but such references should not be construed as any indication that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

Company Overview

Unless otherwise stated herein or unless the context otherwise requires, the terms “we,” “us,” “our,” “XCF,” and the “Company” refer to XCF Global, Inc. (formerly known as Focus Impact BH3 NewCo, Inc.), a Delaware corporation, after giving effect to the business combination among Focus Impact BH3 Acquisition Company, a Delaware corporation (“Focus Impact”), Focus Impact BH3 NewCo, Inc., a Delaware corporation (“NewCo”), Focus Impact BH3 Merger Sub 1, LLC, a Delaware limited liability company and wholly owned subsidiary of NewCo (“Merger Sub 1”), Focus Impact BH3 Merger Sub 2, Inc., a Delaware corporation and wholly owned subsidiary of NewCo (“Merger Sub 2”), and XCF Global Capital, Inc., a Nevada corporation (“Legacy XCF”), on June 6, 2025 (the “Prior Business Combination”).

Legacy XCF was incorporated on January 20, 2023, for the purpose of making investments in renewable energy assets and production facilities. XCF has completed acquisitions in Nevada, Florida, and North Carolina as the foundation for the Company’s first production of sustainable aviation fuel (“SAF”), a synthetic kerosene derived from waste- and residue-based feedstocks such as waste oils and fats, green and municipal waste, and non-food crops and, currently, blended with conventional Jet-A fuel. XCF is committed to reducing the world’s carbon footprint by meeting the growing demand for renewable fuels and will concentrate on the production of clean-burning, sustainable biofuels, principally SAF. Though we are focused on promoting and accelerating the decarbonization of the aviation industry through SAF, we may, opportunistically, produce other renewable products such as renewable diesel, a renewable fuel, and bio-based glycerol, also known as natural glycerin, which is used in healthcare, food, and cosmetics industries. We believe there is a market opportunity in the aviation and renewable fuel sectors as a result of a combination of regulatory support, industry-led demand, and end-user commitment. The actual market environment may evolve differently from our expectations and is subject to a variety of external forces such as government regulation and technological development that may impact the market opportunity. XCF intends to build a nationwide portfolio of SAF and renewable fuels production facilities that use waste- and residue-based feedstocks at competitive production costs. We also intend to implement a fully integrated business model from feedstock supply and production to marketing and sales of SAF and renewable fuels. XCF is currently one of the few publicly traded renewable fuels companies primarily focused on SAF and renewable fuels in the United States, with the stated intention to be a majority SAF producer, distinguishing itself from peers that are predominantly legacy crude oil refiners.

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Our intention is to scale and operate clean fuel production facilities engineered to the highest levels of compliance, reliability, and quality. Our initial operations include the New Rise Reno Renewables LLC (“New Rise Reno”) renewable fuel production facility. Legacy XCF completed acquisitions of New Rise SAF Renewables, LLC (“New Rise SAF”) and New Rise Renewables, LLC (“New Rise Renewables”) (collectively, New Rise SAF and New Rise Renewables are referred to as “New Rise”) on January 23, 2025 and February 19, 2025 respectively. Herein, we refer to the acquisitions of New Rise SAF and New Rise Renewables as the “New Rise Acquisitions”. Legacy XCF also owns dormant biodiesel plants in Fort Myers, FL and Wilson, NC that it is considering to further build-out and reconstruct into SAF, renewable fuels, and/or associated SAF-related infrastructure. The Company is continuing to evaluate the role of each of the Fort Myers, Florida and Wilson, North Carolina facilities within XCF’s broader SAF and renewable fuel value chain.

Blended with conventional Jet-A fuel, SAF is a “drop-in fuel” which means it can be used in existing aircraft and aviation infrastructure without the need for modification. Publications by a variety of industry organizations and experts, for example a thought leader piece with Air bp global aviation sustainability director posted on the BP p.l.c. (“BP”) website and publications from the IATA estimate that SAF can reduce lifecycle greenhouse gas emissions by up to 80% compared to conventional jet fuel; this estimated reduction in greenhouse gas emissions is based on factors that impact the ultimate reduction in greenhouse gas emissions for a given SAF product including the feedstock used, the production method employed, and the supply chain to the airport. In a recent study by the EPA on Atmospheric Concentrations of Greenhouse Gases, global atmospheric concentrations of carbon dioxide, methane, nitrous oxide, and certain manufactured greenhouse gases have all risen significantly over the last few hundred years. Further, the EPA has noted that the combustion of fossil fuels such as gasoline and diesel to transport people and goods was the largest source of CO2 emissions in 2022, accounting for 35% of total U.S. CO2 emissions and 28% of total U.S. greenhouse gas emissions.

Pending Business Combination. On April 13, 2026, we entered into a Business Combination Agreement (the “BCA”) with DevvStream Corp. (“DevvStream”), Southern Energy Renewables Inc. (“Southern Energy”), and certain merger subsidiaries. Pursuant to the BCA, DevvStream will domesticate as a Delaware corporation and merge with a wholly-owned subsidiary of XCF Global, and Southern Energy will concurrently merge with another wholly-owned subsidiary of XCF Global, in each case with the applicable target surviving as wholly-owned subsidiaries of XCF Global (collectively, the “Business Combination”). Upon closing, persons who were securityholders of XCF Global, Southern Energy and DevvStream immediately prior to the closing are expected to own approximately 66.7%, 23.3% and 10.0% of XCF Global, respectively. DevvStream is a technology-based sustainability company focused on carbon markets and environmental asset monetization. Southern Energy is a development-stage renewable fuels company focused on carbon-negative SAF and green methanol production. The Business Combination is subject to stockholder approval and other customary closing conditions, and special meetings of stockholders are scheduled for September 10, 2026. For additional information, see the joint proxy statement/prospectus included in our registration statement on Form S-4 (File No. 333-296774). There can be no assurance that the Business Combination will be consummated.

Corporate Information

XCF is a Delaware corporation, formerly known as Focus Impact BH3 NewCo, Inc., and was founded on March 6, 2024, for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination. Our address is 3040 Post Oak Blvd. Floor 18 Suite 164, Houston, TX 77056, and our telephone number at that address is (346) 630-4724. Our corporate website is www.xcf.global. The information contained in, or accessible from, our website or any other website does not constitute a part of this registration statement of which this prospectus forms a part.

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Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and a “smaller reporting company,” as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As an emerging growth company and a smaller reporting company, we are permitted to, and intend to, take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies or smaller reporting companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;
●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended;
●	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;
●	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and
●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We will remain an emerging growth company until the earlier of (a) the last day of the fiscal year in which we have total annual gross revenue of $1.235 billion or more; (b) the last day of the fiscal year following the fifth anniversary of the date of the completion of our initial public offering; (c) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (d) the date on which we are deemed to be a large accelerated filer under the rules of the SEC, which means the market value of our voting and non-voting common stock that is held by non-affiliates exceeds $700 million as of the last business day of our second fiscal quarter.

The JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. We have elected to use the extended transition period for complying with new or revised accounting standards; and as a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

We will remain a smaller reporting company until the fiscal year following the determination that our voting and non-voting common stock held by non-affiliates is more than $250 million measured on the last business day of our second fiscal quarter, or our annual revenue is more than $100 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is more than $700 million measured on the last business day of our second fiscal quarter. Similar to emerging growth companies, smaller reporting companies are permitted to provide simplified executive compensation disclosure and have certain other reduced disclosure obligations, including, among other things, being required to provide only two years of audited financial statements and not being required to provide selected financial data.

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The Securities We May Offer

We may offer shares of our common stock and preferred stock, various series of debt securities, warrants and/or units to purchase any of such securities, either individually or in combination, up to a total aggregate offering price of $300,000,000 from time to time in one or more offerings under this prospectus, together with any applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of the relevant offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

●	designation or classification;
●	aggregate principal amount or aggregate offering price;
●	maturity;
●	original issue discount, if any;
●	rates and times of payment of interest or dividends, if any;
●	redemption, conversion, exchange or sinking fund terms, if any;
●	conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;
●	ranking;
●	restrictive covenants, if any;
●	voting or other rights, if any; and
●	important U.S. federal income tax considerations.

The applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

We may sell the securities directly to investors or through underwriters, dealers or agents. We, and our underwriters or agents, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through underwriters or agents, we will include in the applicable prospectus supplement:

●	the names of those underwriters or agents;
●	applicable fees, discounts and commissions to be paid to them;
●	details regarding over-allotment options, if any; and
●	the estimated net proceeds to us.

Common Stock. We may issue shares of our common stock from time to time. Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. An election of directors by our stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote on the election. Holders of common stock are entitled to receive ratably any dividends as may be declared by our board of directors, subject to any preferential dividend rights of any series of preferred stock that we may designate and issue in the future.

In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to receive ratably our net assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. There are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of holders of common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock. We may issue shares of our preferred stock from time to time, in one or more series. Under our certificate of incorporation, our board of directors has the authority, without further action by the stockholders, to issue up to 50,000,000 shares of preferred stock, par value $0.0001 per share. You should refer to our certificate of incorporation and our bylaws, both of which are included as exhibits to documents incorporated by reference in the registration statement of which this prospectus is a part.

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Our board of directors may, without further action by our stockholders, from time to time, direct the issuance of shares of preferred stock in series and may, at the time of issuance, determine the rights, preferences and limitations of each series, including voting rights, dividend rights and redemption and liquidation preferences. Satisfaction of any dividend preferences of outstanding shares of preferred stock would reduce the amount of funds available for the payment of dividends on shares of our common stock. Holders of shares of preferred stock may be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of our company before any payment is made to the holders of shares of our common stock. In some circumstances, the issuance of shares of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management. Upon the affirmative vote of our board of directors, without stockholder approval, we may issue shares of preferred stock with voting and conversion rights which could adversely affect the holders of shares of our common stock.

If we offer a specific series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the certificate of designation establishing the terms of the preferred stock with the SEC. We urge you to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Debt Securities. We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness. Convertible debt securities will be convertible into or exchangeable for our common stock or other securities. Conversion may be mandatory or at the holder’s option and would be at prescribed conversion rates.

Any debt securities issued under this prospectus will be issued under one or more documents called indentures, which are contracts between us and a national banking association or other eligible party, as trustee. In this prospectus, we have summarized certain general features of the debt securities. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

Warrants. We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities. In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the particular series of warrants being offered, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants. Forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants that may be offered have been filed as exhibits to the registration statement of which this prospectus is a part, and supplemental warrant agreements and forms of warrant certificates will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC before the issuance of such warrants.

Any warrants issued under this prospectus will be evidenced by warrant certificates. Warrants may be issued under an applicable warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being offered.

Units. We may issue units consisting of one or more of the other securities described in this prospectus in any combination, as described in the applicable prospectus supplement. We may issue units in one or more series, which will be described in the applicable prospectus supplement. The applicable prospectus supplement will describe the terms of any units being offered, including whether and under what circumstances the securities included in the units may be held or transferred separately, any provisions of the governing unit agreement that differ from those described in this prospectus, and any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in our Annual Report on Form 10-K for the year ended December 31, 2025, as updated by any subsequently filed periodic reports and other documents that are incorporated by reference into this prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors described in the documents referenced above could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements. These are based on our management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us. Discussions containing these forward-looking statements may be found, among other places, in the sections entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in the documents incorporated by reference herein.

Any statements in this prospectus, or incorporated herein, about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. Within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, these forward-looking statements include statements regarding:

●	changes in domestic and foreign business, market, financial, political, regulatory and legal conditions;
●	unexpected increases in our expenses, including manufacturing and operating expenses and interest expenses, as a result of potential inflationary pressures, changes in interest rates and other factors;
●	the occurrence of any event, change or other circumstances that could give rise to the termination of negotiations and any agreements with regard to our offtake arrangements;
●	the risk that the Business Combination among XCF Global, DevvStream, and Southern Energy pursuant to the Business Combination Agreement dated April 13, 2026 (as amended, the “BCA”) is not consummated;
●	the outcome of any legal proceedings that may be instituted against the parties to the Business Combination or others;
●	our ability to continue to meet Nasdaq’s continued listing standards;
●	our ability to integrate the operations of New Rise and implement its business plan on its anticipated timeline;
●	our ability to raise financing to fund our operations and business plan and the terms of any such financing;
●	the New Rise Reno production facility’s ability to produce the anticipated quantities of SAF without interruption or material changes to the SAF production process;
●	the New Rise Reno production facility’s ability to produce renewable diesel in commercial quantities without interruption during the ongoing SAF ramp-up process;
●	our ability to resolve current disputes between our New Rise subsidiary and its landlord with respect to the ground lease for the New Rise Reno facility;
●	our ability to resolve current disputes between our New Rise subsidiary and its primary lender with respect to loans outstanding that were used in the development of the New Rise Reno facility;
●	payment of fees, expenses and other costs related to the completion of the Prior Business Combination and the New Rise acquisitions;
●	the risk of disruption to our current plans and operations as a result of the consummation of the Prior Business Combination and the Business Combination among XCF Global, DevvStream, and Southern Energy;
●	our ability to recognize the anticipated benefits of the Prior Business Combination, the New Rise acquisitions and Business Combination among XCF Global, DevvStream, and Southern Energy, which may be affected by, among other things, competition, our ability to grow and manage growth profitably, maintain relationships with customers and suppliers and retain our management and key employees;

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●	changes in applicable laws or regulations;
●	risks related to extensive regulation, compliance obligations and rigorous enforcement by federal, state, and non-U.S. governmental authorities;
●	the possibility that we may be adversely affected by other economic, business, and/or competitive factors;
●	the availability of tax credits and other federal, state or local government support;
●	risks relating to our and New Rise’s key intellectual property rights, including the possible infringement of their intellectual property rights by third parties;
●	the risk that our reporting and compliance obligations as a publicly traded company divert management resources from business operations;
●	the effects of increased costs associated with operating as a public company; and
●	various factors beyond management’s control, including general economic conditions and other risks, uncertainties and factors set forth in our filings with the SEC, including the risk factors contained herein and filings we make with the SEC in the future.

In some cases, you can identify forward-looking statements by the words “may,” “might,” “can,” “will,” “to be,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “likely,” “continue” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future, although not all forward-looking statements contain these words. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements.

You should refer to the “Risk Factors” section contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus, for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. Given these risks, uncertainties and other factors, many of which are beyond our control, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate, and you should not place undue reliance on these forward-looking statements. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to revise any forward-looking statements to reflect events or developments occurring after the date of this prospectus, even if new information becomes available in the future. For all forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

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USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Except as described in any applicable prospectus supplement or in any free writing prospectuses that we may authorize to be provided to you in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered hereby for working capital, capital expenditures and general corporate purposes. We may also use a portion of the net proceeds to invest in or acquire businesses or technologies that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus. Pending these uses, we intend to invest the net proceeds in investment-grade, interest-bearing securities.

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CAPITALIZATION AND INDEBTEDNESS

A prospectus supplement or report on Form 8-K incorporated by reference into the registration statement of which this prospectus forms a part will include information on our consolidated capitalization and indebtedness.

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DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock and provisions of our certificate of incorporation and bylaws are summaries. You should also refer to the certificate of incorporation and the bylaws, which are filed as exhibits to the registration statement of which this prospectus is part.

General

Our certificate of incorporation authorizes us to issue up to 500,000,000 shares of common stock, $0.0001 par value per share, and 50,000,000 shares of preferred stock, $0.0001 par value per share. Our board of directors may establish the rights and preferences of the preferred stock from time to time. As of September 11, 2026, we had 415,296,896 shares of common stock outstanding and no shares of preferred stock outstanding.

Common Stock

Voting Power

Except as otherwise provided in our Charter or as required by applicable law, holders of common stock will each be entitled to one vote per share. As of the date of this prospectus, we do not have any shares of preferred stock outstanding. If we do issue shares of preferred stock in the future, such shares may or may not have voting rights.

Dividends

Subject to any preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our common stock will be entitled to receive dividends and other distributions as may from time to time be declared by our board of directors, in its discretion out of legally available assets, ratably in proportion to the number of shares held by each such holder, and at such times and in such amounts as the board of directors in its discretion may determine.

Liquidation, Dissolution or Winding Up

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, after payment of debts and other liabilities and of and the rights of holders of preferred stock, if any, have been satisfied, the holders of all outstanding shares of our common stock will be entitled to receive our remaining assets available for distribution ratably in proportion to the number of shares held by each such stockholder.

Election of Directors

In general, directors are elected by a majority of the votes cast at an annual meeting of stockholders by holders of our common stock, voting as a single class.

At the closing of the Prior Business Combination, we entered into an Agreement Regarding Board Nomination Rights (the “Board Agreement”) Focus Impact BHAC Sponsor, LLC (“Sponsor”), which provides that for as long as the Sponsor maintains minimum ownership levels of our common stock, the Sponsor will be entitled to designate up to two directors Under the terms of the Board Agreement, the Sponsor currently is able to designate one director and that right will increase to a right to designate a second director in the event our board of directors is expanded to nine directors from six and the designation would not otherwise create adverse issues under Nasdaq listing requirements regarding board independence. If the Sponsor’s ownership level drops below certain specified levels, it will either be limited to designating one director, subject to the other terms of the Board Agreement, or will lose its designation right entirely. In addition, under the terms of the Board Agreement, the Sponsor is entitled to designate one person as board observer. We are obligated to take certain actions to assure that the Sponsor designees are nominated as directors.

Preferred Stock

Pursuant to our certificate of incorporation, our board of directors has the authority, without further action by our stockholders, from time to time, to designate and issue up to 50,000,000 shares of preferred stock in one or more series. Our board of directors may determine the rights, preferences and limitations of each series, including voting rights, dividend rights and redemption and liquidation preferences. Satisfaction of any dividend preferences of outstanding shares of preferred stock would reduce the amount of funds available for the payment of dividends on shares of our common stock. Holders of shares of preferred stock may be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of our company before any payment is made to the holders of shares of our common stock. In some circumstances, the issuance of shares of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management. Upon the affirmative vote of our board of directors, without stockholder approval, we may issue shares of preferred stock with voting and conversion rights which could adversely affect the holders of shares of our common stock.

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Our board of directors will fix the designations, voting powers, preferences and rights of each series, as well as the qualifications, limitations or restrictions thereof, of the preferred stock of each series that we offer under this prospectus and applicable prospectus supplements in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of that series of preferred stock. This description will include:

●	the title and stated value;
●	the number of shares we are offering;
●	the liquidation preference per share;
●	the purchase price per share;
●	the dividend rate per share, dividend period and payment dates and method of calculation for dividends;
●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;
●	our right, if any, to defer payment of dividends and the maximum length of any such deferral period;
●	the procedures for any auction and remarketing, if any;
●	the provisions for a sinking fund, if any;
●	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;
●	any listing of the preferred stock on any securities exchange or market;
●	whether the preferred stock will be convertible into our common stock or other securities of ours, including depositary shares and warrants, and, if applicable, the conversion period, the conversion price, or how it will be calculated, and under what circumstances it may be adjusted;
●	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange period, the exchange price, or how it will be calculated, and under what circumstances it may be adjusted;
●	voting rights, if any, of the preferred stock;
●	preemption rights, if any;
●	restrictions on transfer, sale or other assignment, if any;
●	whether interests in the preferred stock will be represented by depositary shares;
●	a discussion of any material or special U.S. federal income tax considerations applicable to the preferred stock;
●	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;
●	any limitations on issuances of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and
●	any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preferred stock.

The General Corporation Law of the State of Delaware, or DGCL, the state of our incorporation, provides that the holders of preferred stock will have the right to vote separately as a class (or, in some cases, as a series) on an amendment to our certificate of incorporation if the amendment would change the par value or, unless the certificate of incorporation provided otherwise, the number of authorized shares of the class or change the powers, preferences or special rights of the class or series so as to adversely affect the class or series, as the case may be. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

The issuance of preferred stock could adversely affect the voting power of holders of common stock and reduce the likelihood that common stockholders will receive dividend payments and payments upon liquidation. The issuance could have the effect of decreasing the market price of the common stock. The issuance of preferred stock also could have the effect of delaying, deterring or preventing a change in control of us.

Warrants

The following describes our currently outstanding warrants assumed in connection with the Prior Business Combination. For a description of warrants that may be offered under this prospectus, see “Description of Warrants” below.

Upon the closing of the Prior Business Combination, we assumed Focus Impact’s obligations under its outstanding warrants, consisting of Public Warrants and Private Placement Warrants. Each warrant entitles the holder to purchase one share of our common stock at an exercise price of $11.50 per share, subject to adjustment as described below. A warrant holder may exercise its warrants only for a whole number of shares of our common stock. The warrants expire on June 6, 2030, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

Redemption of Warrants

Redemption at $18.00.

We may redeem the Public Warrants, in whole and not in part, at $0.01 per warrant upon at least 30 days’ prior written notice if the closing price of our common stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading-day period.

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Redemption at $10.00.

Once the warrants become exercisable, we may redeem the Public Warrants, in whole and not in part, at $0.10 per warrant upon at least 30 days’ prior written notice if the closing price of our common stock equals or exceeds $10.00 per share on the trading day before the notice is sent. Holders may exercise the warrants on a cashless basis during the notice period, with the number of shares issuable determined under the warrant agreement. If the applicable price condition for the $18.00 redemption is not satisfied, the Private Placement Warrants must also be called for redemption on the same terms, subject to their special exercise provisions.

Anti-Dilution Adjustments

The number of shares issuable upon exercise and the exercise price are subject to adjustment for stock dividends, stock splits, combinations, reverse stock splits, reclassifications and similar events. Rights offerings to holders of our common stock at a price below historical fair market value and certain distributions to holders of our common stock may also result in adjustments under the warrant agreement.

In a reclassification, reorganization, merger, consolidation, sale or similar fundamental transaction, the warrants will generally become exercisable for the kind and amount of stock, securities or other property that the holder would have received if the holder had exercised the warrant immediately before the transaction, subject to the terms of the warrant agreement.

The Public Warrants and Private Placement Warrants are generally identical, except that the Private Placement Warrants are not redeemable by us except as described above and may be exercised for cash or on a cashless basis while held by the Sponsor or its permitted transferees. If held by persons other than the Sponsor or its permitted transferees, the Private Placement Warrants are redeemable and exercisable on the same basis as the Public Warrants. The warrants are governed by the applicable warrant agreement and administered by the warrant agent.

Anti-Takeover Effects of Our Charter and Bylaws and Certain Provisions of Delaware Law

The Charter, the Bylaws and the Delaware General Corporation Law (“DGCL”) contain provisions, which are summarized in the following paragraphs, which are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and to discourage certain types of transactions that may involve an actual or threatened acquisition of XCF. These provisions are intended to avoid costly takeover battles, reduce XCF’s vulnerability to a hostile change of control or other unsolicited acquisition proposal, and enhance the ability of the XCF board of directors to maximize stockholder value in connection with any unsolicited offer to acquire XCF. However, these provisions may have the effect of delaying, deterring or preventing a merger or acquisition of XCF by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including attempts that might result in a premium over the prevailing market price for the shares of our common stock. The Charter will provide that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special stockholder meeting of such stockholders and may not be effected by any consent in writing by such holders unless such action is recommended or approved by all of our directors then in office, except that holders of one or more series of our preferred stock, if such series are expressly permitted to do so by the certificate of designation relating to such series, may take any action by written consent if such action permitted to be taken by such holders and the written consent is signed by the holders of outstanding shares of the relevant class or series having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of Nasdaq require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of our common stock. Additional shares that may be issued in the future may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved common stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of XCF by means of a merger, tender offer, proxy contest or otherwise and thereby protect the continuity of management and possibly deprive stockholders of opportunities to sell their shares of our common stock at prices higher than prevailing market prices.

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Election of Directors and Vacancies

The Charter provides that our board of directors will determine the number of directors who will serve on the board. Our board of directors is divided into three classes designated as Class I, Class II and Class III. Class I directors will initially serve for a term expiring at the first annual meeting of stockholders following the closing date of the Prior Business Combination. Class II and Class III directors will initially serve for a term expiring at the second and third annual meeting of stockholders following the closing date of the Prior Business Combination, respectively. At each succeeding annual meeting of stockholders, directors will be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting of the stockholders. There will be no limit on the number of terms a director may serve on our board of directors. The term of all Class I directors shall automatically become one year commencing on the seventh annual meeting of stockholders, the term of all Class II directors shall automatically become one year commencing on the eighth annual meeting of stockholders and the term of all Class III directors shall automatically become one year commencing on the ninth annual meeting of stockholders, with all directors having a term of one year from and after such ninth annual meeting of stockholders.

In addition, the Charter provides that any vacancy on our board of directors, including a vacancy that results from an increase in the number of directors or a vacancy that results from the removal of a director with cause, may be filled only by a majority of the directors then in office, subject to the provisions of the Board Agreement and any rights of the holders of preferred stock.

Notwithstanding the foregoing provisions of this section, each director will serve until his or her successor is duly elected and qualified or until his or her earlier death, resignation, retirement, disqualification or removal. No decrease in the number of directors constituting our board will shorten the term of any incumbent director.

Business Combinations

We have elected not to be governed by Section 203 of the DGCL. Notwithstanding the foregoing, the Charter provides that we will not engage in any “business combinations” (as defined in the Charter), at any point in time at which our common stock is registered under Section 12(b) or 12(g) of the Exchange Act, with any “interested stockholder” (as defined in the Charter) for a three-year period after the time that such person became an interested stockholder unless:

●	prior to such time, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
●	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by (i) persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
●	at or subsequent to such time, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66-2/3% of our outstanding voting stock that is not owned by the interested stockholder.

Under the Charter, a “business combination” is defined to generally include a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. Under certain circumstances, such provisions in the Charter make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. Accordingly, such provisions in the Charter could have an anti-takeover effect with respect to certain transactions which our board of directors does not approve in advance. Such provisions may encourage companies interested in acquiring us to negotiate in advance with our board of directors because the stockholder approval requirement would be avoided if our board of directors approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder. However, such provisions also could discourage attempts that might result in a premium over the market price for the shares held by stockholders. These provisions also may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Quorum

The Bylaws will provide that at any meeting of our board of directors a majority of the total number of directors then in office constitutes a quorum for all purposes.

No Cumulative Voting

Under Delaware law, the right to vote cumulatively does not exist unless the Charter expressly authorizes cumulative voting. The Charter does not authorize cumulative voting.

General Stockholder Meetings

The Charter will provide that special meetings of stockholders may be called only by or at the direction of our board of directors, the Chairman of the board or directors or the Chief Executive Officer.

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Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals

The Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee thereof. For any matter to be “properly brought” before a meeting, a stockholder will have to comply with advance notice requirements and provide us with certain information. Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 120 days nor more than 150 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders (for the purposes of the first annual meeting of stockholders following the closing of the Prior Business Combination, the date of the preceding annual meeting will be deemed to be June 30 of the preceding calendar year). The Bylaws also specify requirements as to the form and content of a stockholder’s notice. The Bylaws allow the presiding officer at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of XCF.

Supermajority Provisions

The Charter and the Bylaws provide that our board of directors is expressly authorized to make, alter, amend, change, add to, rescind or repeal, in whole or in part, the Bylaws without a stockholder vote in any matter not inconsistent with the Delaware law or the Charter. Any amendment, alteration, rescission or repeal of the Bylaws by our stockholders requires the affirmative vote of the holders of at least 66-2∕3% in voting power of all then outstanding shares of our stock entitled to vote thereon, voting together as a single class.

The DGCL provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote thereon, voting together as a single class, is required to amend a corporation’s Charter, unless the Charter requires a greater percentage. The Charter provide that Section 4.4 of Article IV, Article V, Article VI, Article VII, Article VIII, Article IX, and Article X therein, including the following provisions therein may be amended, altered, repealed or rescinded only by the affirmative vote of the holders of at least 66-2∕3% in voting power of all then outstanding shares entitled to vote thereon, voting together as a single class:

●	the provision requiring a 66-2∕3% supermajority vote for stockholders to amend the Bylaws;
●	the provisions providing for a classified Board (the election and term of directors);
●	the provisions regarding filling vacancies on the Board and newly created directorships;
●	the provisions regarding resignation and removal of directors;
●	the provisions regarding calling special meetings of stockholders;
●	the provisions regarding stockholder action by written consent;
●	the provisions eliminating monetary damages for breaches of fiduciary duty by a director;
●	the provisions regarding the selection of forum (see “- Exclusive Forum”); and
●	the amendment provision requiring that the above provisions be amended only with a 66-2∕3% supermajority vote.

These provisions may have the effect of deterring hostile takeovers or delaying or preventing changes in control of XCF or its management, such as a merger, reorganization or tender offer. These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of XCF. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions are also intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts. Such provisions may also have the effect of preventing changes in management.

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Exclusive Forum

The Charter provides that, unless we consent in writing to the selection of an alternative forum, (i) any derivative action or proceeding brought on behalf of XCF, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee, agent or stockholder of XCF to XCF or our stockholders, or any claim for aiding and abetting such alleged breach, (iii) any action asserting a claim against XCF or any current or former director, officer, other employee, agent or stockholder of XCF arising pursuant to any provision of the DGCL, the Charter (as it may be amended or restated from time to time) or the Bylaws (as it may be amended or restated from time to time), (iv) any action asserting a claim against XCF or any current or former director, officer, other employee, agent or stockholder of XCF governed by the internal affairs doctrine of the law of the State of Delaware or (v) any action to interpret, apply, enforce or determine the validity of the Charter shall, as to any action in the foregoing clauses (i) through (v), to the fullest extent permitted by law, be solely and exclusively brought in the Delaware Court of Chancery; provided, however, that the foregoing shall not apply to any claim (a) as to which the Delaware Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Delaware Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (b) which is vested in the exclusive jurisdiction of a court or forum other than the Delaware Court of Chancery, or (c) arising under federal securities laws, including the Securities Act of 1933, as amended, as to which the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum. Notwithstanding the foregoing, the provisions of Article X of the Charter will not apply to suits brought to enforce any liability or duty created by the Exchange Act, or any other claim for which the federal district courts of the United States of America shall be the sole and exclusive forum. While Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Any person or entity purchasing or otherwise acquiring any interest in any shares of our capital stock shall be deemed to have notice of and to have consented to the forum provisions in the Charter. If any action the subject matter of which is within the scope of the forum provisions is filed in a court other than a court located within the State of Delaware (a “foreign action”) in the name of any stockholder, such stockholder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”); and (y) having service of process made upon such stockholder in any such enforcement action by service upon such stockholder’s counsel in the foreign action as agent for such stockholder. This choice-of-forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with XCF or our directors, officers, stockholders, agents or other employees, which may discourage such lawsuits. We note that there is uncertainty as to whether a court would enforce this provision, and the enforceability of similar choice of forum provisions in other companies’ charter documents has been challenged in legal proceedings. Further, investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. It is possible that a court could find these types of provisions to be inapplicable or unenforceable, and if a court were to find this provision of the Charter inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, XCF may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and board of directors.

Conflicts of Interest

Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders. The Charter, to the maximum extent permitted from time to time by Delaware law, renounces any interest or expectancy that XCF has in, or right to be offered an opportunity to participate in, specified business opportunities that are from time to time presented to our officers, directors or stockholders or their respective affiliates, other than those officers, directors, stockholders or affiliates who are employees of XCF or its subsidiaries. The Charter provides that, to the fullest extent permitted by law, none of the non-employee directors or his or her affiliates will have any duty to refrain from (i) engaging in a corporate opportunity in the same or similar lines of business in which XCF or its affiliates now engage or propose to engage or (ii) otherwise competing with XCF or its affiliates. In addition, to the fullest extent permitted by law, in the event that any non-employee director or any of his or her affiliates acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for itself or himself or herself or its or his or her affiliates or for XCF or its affiliates, such person will have no duty to communicate or offer such transaction or business opportunity to XCF or any of its affiliates and they may take any such opportunity for themselves or offer it to another person or entity. The Charter does not renounce XCF’s interest in any business opportunity that is expressly offered to, or acquired or developed by a non-employee director solely in his or her capacity as a director or officer of XCF. To the fullest extent permitted by law, a corporate opportunity shall not be deemed to be a potential corporate opportunity for XCF if it is a business opportunity that (i) XCF is neither financially or legally able, nor contractually permitted to undertake, (ii) from its nature, is not in the line of XCF’s business or is of no practical advantage to XCF or (iii) is one in which XCF has no interest or reasonable expectancy.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. The Charter includes a provision that eliminates, to the fullest extent permitted by law, the personal liability of directors for monetary damages for any breach of fiduciary duty as a director. The effect of these provisions is to eliminate the rights of XCF and its stockholders, through stockholders’ derivative suits on XCF’s behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any director if the director has acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper benefit from his or her actions as a director.

The Bylaws provide that XCF must indemnify and advance expenses to directors and officers to the fullest extent permitted by Delaware law. We are also expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for directors, officers and certain employees for some liabilities. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to XCF’s directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Registration Rights

We have entered into registration rights agreement with certain of our securityholders, pursuant to which, among other things, the securityholders will have specified rights to require XCF to register all or a portion of their shares under the Securities Act.

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DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

●	the title of the series of debt securities;
●	any limit upon the aggregate principal amount that may be issued;
●	the maturity date or dates;
●	the form of the debt securities of the series;
●	the applicability of any guarantees;
●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;
●	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;
●	if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;
●	the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;
●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;
●	if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;
●	the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;
●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;
●	any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

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●	whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities;
●	the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities;
●	the depositary for such global security or securities;
●	if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;
●	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;
●	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;
●	additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;
●	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;
●	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;
●	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;
●	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;
●	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;
●	the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;
●	any restrictions on transfer, sale or assignment of the debt securities of the series; and
●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

●	if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;
●	if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

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●	if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and
●	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and
●	subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

●	the holder has given written notice to the trustee of a continuing event of default with respect to that series;
●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request;
●	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and
●	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

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These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

●	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;
●	to comply with the provisions described above under “Description of Debt Securities - Consolidation, Merger or Sale”;
●	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;
●	to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;
●	to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;
●	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;
●	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities - General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;
●	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or
●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity of any debt securities of any series;

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●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or
●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

●	provide for payment;
●	register the transfer or exchange of debt securities of the series;
●	replace stolen, lost or mutilated debt securities of the series;
●	pay principal of and premium and interest on any debt securities of the series;
●	maintain paying agencies;
●	hold monies for payment in trust;
●	recover excess money held by the trustee;
●	compensate and indemnify the trustee; and
●	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

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If we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

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DESCRIPTION OF WARRANTS

The following describes warrants we may offer under this prospectus in the future and does not relate to our currently outstanding warrants, which are described under “Description of Capital Stock — Warrants” above.

The following description, together with the additional information we may include in any applicable prospectus supplement and in any related free writing prospectuses, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock, preferred stock or debt securities and may be issued in one or more series. Warrants may be offered independently or together with common stock, preferred stock or debt securities offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We have filed forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants that may be offered as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, if any, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms relating to a series of warrants being offered, including, to the extent applicable:

●	the title of such securities;
●	the offering price or prices and aggregate number of warrants offered;
●	the currency or currencies for which the warrants may be purchased;
●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;
●	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
●	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at which, and currency in which, this principal amount of debt securities may be purchased upon such exercise;
●	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which, and the currency in which, these shares may be purchased upon such exercise;

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●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;
●	the terms of any rights to redeem or call the warrants;
●	the terms of any rights to force the exercise of the warrants;
●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
●	the dates on which the right to exercise the warrants will commence and expire;
●	the manner in which the warrant agreements and warrants may be modified;
●	a discussion of any material or special U.S. federal income tax consequences of holding or exercising the warrants;
●	the terms of the securities issuable upon exercise of the warrants; and
●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

●	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or
●	in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent in connection with the exercise of the warrant.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements, and any claim, controversy or dispute arising under or related to the warrants or warrant agreements, will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

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DESCRIPTION OF UNITS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. Units may be offered independently or together with common stock, preferred stock, debt securities and/or warrants offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference into the registration statement of which this prospectus is a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. The following summaries of material provisions of the units, and the unit agreements, are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.

General

We may issue units comprised of one or more shares of our common stock or preferred stock, debt securities and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including:

●	the designation and terms of the units and of the securities comprising the units, including whether, and under what circumstances, those securities may be held or transferred separately;
●	the rights and obligations of the unit agent, if any;
●	any provisions of the governing unit agreement that differ from those described below; and
●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock, “Description of Debt Securities” and “Description of Warrants,” will apply to each unit and to any common stock, preferred stock, debt securities or warrants included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

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LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary or its participants. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not legal holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

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For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the legal holders contact the indirect holders is up to the legal holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

●	how it handles securities payments and notices;
●	whether it imposes fees or charges;
●	how it would handle a request for the holders’ consent, if ever required;
●	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;
●	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and
●	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, DTC will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “- Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and legal holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a legal holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

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Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only as global securities, an investor should be aware of the following:

●	an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;
●	an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;
●	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;
●	an investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;
●	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the global security;
●	we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security, nor will we or any applicable trustee supervise the depositary in any way;
●	the depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and
●	financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own names, so that they will be direct holders. We have described the rights of holders and street name investors above.

Unless we provide otherwise in the applicable prospectus supplement, a global security will terminate when the following special situations occur:

●	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;
●	if we notify any applicable trustee that we wish to terminate that global security; or
●	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and neither we nor any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

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PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;
●	at market prices prevailing at the time of sale;
●	at prices related to such prevailing market prices; or
●	at negotiated prices.

We may also sell equity securities covered by this registration statement in an “at the market” offering as defined in Rule 415(a)(4) under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price on or through the facilities of the Nasdaq Capital Market or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale. Such at the market offerings, if any, may be conducted by underwriters acting as principal or agent.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

●	the name or names of any underwriters, dealers or agents, if any;
●	the purchase price of the securities and the proceeds we will receive from the sale;
●	any over-allotment options under which underwriters may purchase additional securities from us;
●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;
●	any public offering price;
●	any discounts or concessions allowed or reallowed or paid to dealers; and
●	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any overallotment or other option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

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We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on any exchange or over-the-counter market or otherwise.

Any underwriters or agents who are qualified market makers on the Nasdaq Capital Market may engage in passive market making transactions in the securities on Nasdaq Capital Market in accordance with Rule 103 of Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

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LEGAL MATTERS

The validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon for us by Shumaker, Loop & Kendrick, LLP, Tampa, Florida. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

XCF Global

The audited consolidated financial statements of XCF Global as of December 31, 2025 and 2024 and for each of the two years in the period ended December 31, 2025, incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

DevvStream

The financial statements of DevvStream Corp. as of July 31, 2025 and for the year ended July 31, 2025, have been incorporated by reference in this prospectus in reliance upon the report of Davidson & Company LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

The financial statements of DevvStream Holdings Inc. as of July 31, 2024 and for the year ended July 31, 2024, have been incorporated by reference in this prospectus in reliance upon the report of MNP LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

Southern Energy

The financial statements of Southern Energy as of July 31, 2025 and for the period from May 15, 2025 (inception) to July 31, 2025 have been audited by Davidson & Company LLP, an independent registered public accounting firm, as stated in their report thereon and included in this prospectus in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus or incorporated by reference in this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically with the SEC. Copies of certain information filed by us with the SEC are also available on our website at https://xcf.global. Information contained in or accessible through our website does not constitute a part of this prospectus and is not incorporated by reference in this prospectus. We have included our website address as an inactive textual reference only.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The SEC file number for the documents incorporated by reference in this prospectus is 001-42687. The documents incorporated by reference into this prospectus contain important information that you should read about us.

The following documents are incorporated by reference into this document:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 31, 2026;
●	Amendment No.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on April 28, 2026;
●	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2026 and June 30, 2026, filed with the SEC on May 15, 2026 and August 17, 2026, respectively;
●	our Current Reports on Form 8-K filed with the SEC on January 15, 2026; January 26, 2026 (other than information furnished under Item 7.01 and exhibits related thereto); February 6, 2026; March 10, 2026 (other than information furnished under Item 7.01 and exhibits related thereto); April 9, 2026; April 14, 2026 (other than information furnished under Item 7.01 and exhibits related thereto); April 14, 2026; May 4, 2026; May 12, 2026; May 13, 2026; May 29, 2026; June 12, 2026; June 17, 2026; July 8, 2026; July 22, 2026; July 27, 2026, August 18, 2026; September 1, 2026; September 8, 2026 and September 14, 2026.
●	our Definitive Proxy Statement on Schedule 14A filed with the SEC on February 10, 2026;
●	the description of our common stock set forth in the registration statement on Form 8-A12B, filed with the SEC on June 6, 2025, including any amendments or reports filed for purposes of updating such description; and
●	the information under the headings “RISK FACTORS,” “UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION,” “INDEX TO FINANCIAL STATEMENTS,” “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF XCF GLOBAL,” “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF DEVVSTREAM,” and “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF SOUTHERN ENERGY” in our prospectus, dated July 27, 2026, to our registration statement on Form S-4 (File No. 333-296774), filed with the SEC on July 27, 2026.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, or (ii) after the date of this prospectus but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to XCF Global, Inc., Attn: Corporate Secretary, 3040 Post Oak Blvd., Floor 18, Suite 164, Houston, Texas 77056, and our telephone number is (346) 630-4724.

Any statement contained in this prospectus or contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus or any subsequently filed supplement to this prospectus, or document deemed to be incorporated by reference into this prospectus, modifies or supersedes such statement.

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$300,000,000

Common Stock
Preferred Stock
Debt Securities
Warrants

PRELIMINARY PROSPECTUS

       , 2026

The information in this prospectus is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting offers to buy these securities in any state where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 14, 2026

PROSPECTUS

Up to $100,000,000

Shares of Common Stock

This sales agreement prospectus and the accompanying base prospectus relates to the issuance and sale of shares of our common stock, par value $0.0001 (“Common Stock”) having an aggregate offering price of up to $100,000,000 from time to time through our sales agents, Roth Capital Partners, LLC (“Roth”) and H.C. Wainwright & Co., LLC (“HCW” and together with Roth, the “Sales Agents”). These sales, if any, will be made pursuant to the terms of the Sales Agreement, dated September 14, 2026, by and among XCF Global, Inc., Roth Capital Partners, LLC and H.C. Wainwright & Co., LLC, or the Sales Agreement, between us and the Sales Agents, which is filed as an exhibit to the Registration Statement of which this prospectus is part.

As of September 11, 2026, the aggregate market value of our outstanding common stock held by non-affiliates, or our public float, was approximately $112,108,724, which was calculated based on 415,296,896 shares of our outstanding common stock held by non-affiliates at a price of $0.48 per share (the last reported sale price of our common stock on the Nasdaq Capital Market on August 12, 2026, which was the highest closing sales price within 60 days prior to the date of the filing of this registration statement). Because our public float exceeds $75 million as of that date, we are not subject to the limitations on the amount of securities we may offer pursuant to General Instruction I.B.6 of Form S-3 until the filing date of our Annual Report on Form 10-K for the fiscal year ending December 31, 2026. We have not sold any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12-calendar month period that ends on and includes the date of this prospectus (excluding this offering).

Our common stock is traded on the Nasdaq Capital Market under the symbol “SAFX.” On September 10, 2026, the last reported sale price of our common stock was $0.4154 per share.

Sales of shares of our common stock under this prospectus, if any, may be made by any method deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act, including, without limitation, sales made directly on the Nasdaq Capital Market or any other existing trading market for our common stock. The Sales Agents are not required to sell any specific number or dollar amount of shares of our common stock. The Sales Agents have agreed to use their commercially reasonable efforts consistent with their normal trading and sales practices to sell on our behalf all of the shares of common stock requested to be sold by us on mutually agreed terms between the Sales Agents and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The Sales Agents will be entitled to compensation under the terms of the Sales Agreement at a commission rate of up to 3% of the gross sales price per share sold. The net proceeds from any sales under this sales agreement prospectus and the accompanying base prospectus will be used as described under the section entitled “Use of Proceeds.” See “Plan of Distribution” for additional information regarding compensation to be paid to the Sales Agents. The proceeds we receive from sales of our common stock, if any, will depend on the number of shares actually sold and the offering price of such shares.

In connection with the sale of Common Stock on our behalf, each of the Sales Agents will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Sales Agents will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to each of the Sales Agents with respect to certain liabilities, including liabilities under the Securities Act.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 6 of this prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

ROTH CAPITAL PARTNERS                   H.C. WAINWRIGHT & CO.

The date of this prospectus is              , 2026.

i

ABOUT THIS PROSPECTUS

This prospectus relates to part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in our base prospectus included in the shelf registration statement in one or more offerings up to a total aggregate offering price of $300,000,000. The $100,000,000 of common stock that may be offered, issued and sold under this prospectus is included in the $300,000,000 of securities that may be offered, issued and sold by us pursuant to our shelf registration statement. In connection with such offers and when accompanied by the base prospectus included in the registration statement of which this prospectus forms a part, this prospectus will be deemed a prospectus supplement to such base prospectus. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings.

This prospectus relates to the offering of our common stock. Before buying any of the common stock that we are offering, we urge you to carefully read this prospectus, together with the information incorporated by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus. These documents contain important information that you should consider when making your investment decision.

This prospectus describes the terms of this offering of common stock and also adds to and updates information contained in the documents incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference into this prospectus that was filed with the SEC before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in one of these documents is inconsistent with a statement in another document having a later date (for example, a document incorporated by reference into this prospectus) the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained in or incorporated by reference in this prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. We have not, and the Sales Agents have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the Sales Agents are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, the documents incorporated by reference in this prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus, the documents incorporated by reference in this prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision.

This prospectus and the information incorporated herein by reference contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

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SUMMARY

This following summary highlights information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus, including the information incorporated by reference in this prospectus, and the information included in any free writing prospectus that we have authorized for use in connection with this offering, including the information under the heading “Risk Factors” in this prospectus on page 6 and in the documents incorporated by reference into this prospectus.

Unless the context indicates otherwise, as used in this prospectus, references to “we,” “us,” “our,” “the company” and “XCF Global” refer to XCF Global, Inc. and its subsidiaries. We own various U.S. federal trademark applications and unregistered trademarks, including our company name. All other trademarks or trade names referred to in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus are referred to without the symbols ® and ™, but such references should not be construed as any indication that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

Company Overview

Unless otherwise stated herein or unless the context otherwise requires, the terms “we,” “us,” “our,” “XCF,” and the “Company” refer to XCF Global, Inc. (formerly known as Focus Impact BH3 NewCo, Inc.), a Delaware corporation, after giving effect to the business combination among Focus Impact BH3 Acquisition Company, a Delaware corporation (“Focus Impact”), Focus Impact BH3 NewCo, Inc., a Delaware corporation (“NewCo”), Focus Impact BH3 Merger Sub 1, LLC, a Delaware limited liability company and wholly owned subsidiary of NewCo (“Merger Sub 1”), Focus Impact BH3 Merger Sub 2, Inc., a Delaware corporation and wholly owned subsidiary of NewCo (“Merger Sub 2”), and XCF Global Capital, Inc., a Nevada corporation (“Legacy XCF”), on June 6, 2025 (the “Prior Business Combination”).

Legacy XCF was incorporated on January 20, 2023, for the purpose of making investments in renewable energy assets and production facilities. XCF has completed acquisitions in Nevada, Florida, and North Carolina as the foundation for the Company’s first production of sustainable aviation fuel (“SAF”), a synthetic kerosene derived from waste- and residue-based feedstocks such as waste oils and fats, green and municipal waste, and non-food crops and, currently, blended with conventional Jet-A fuel. XCF is committed to reducing the world’s carbon footprint by meeting the growing demand for renewable fuels and will concentrate on the production of clean-burning, sustainable biofuels, principally SAF. Though we are focused on promoting and accelerating the decarbonization of the aviation industry through SAF, we may, opportunistically, produce other renewable products such as renewable diesel, a renewable fuel, and bio-based glycerol, also known as natural glycerin, which is used in healthcare, food, and cosmetics industries. We believe there is a market opportunity in the aviation and renewable fuel sectors as a result of a combination of regulatory support, industry-led demand, and end-user commitment. The actual market environment may evolve differently from our expectations and is subject to a variety of external forces such as government regulation and technological development that may impact the market opportunity. XCF intends to build a nationwide portfolio of SAF and renewable fuels production facilities that use waste- and residue-based feedstocks at competitive production costs. We also intend to implement a fully integrated business model from feedstock supply and production to marketing and sales of SAF and renewable fuels. XCF is currently one of the few publicly traded renewable fuels companies primarily focused on SAF and renewable fuels in the United States, with the stated intention to be a majority SAF producer, distinguishing itself from peers that are predominantly legacy crude oil refiners.

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Our intention is to scale and operate clean fuel production facilities engineered to the highest levels of compliance, reliability, and quality. Our initial operations include the New Rise Reno Renewables LLC (“New Rise Reno”) renewable fuel production facility. Legacy XCF completed acquisitions of New Rise SAF Renewables, LLC (“New Rise SAF”) and New Rise Renewables, LLC (“New Rise Renewables”) (collectively, New Rise SAF and New Rise Renewables are referred to as “New Rise”) on January 23, 2025 and February 19, 2025 respectively. Herein, we refer to the acquisitions of New Rise SAF and New Rise Renewables as the “New Rise Acquisitions”. Legacy XCF also owns dormant biodiesel plants in Fort Myers, FL and Wilson, NC that it is considering to further build-out and reconstruct into SAF, renewable fuels, and/or associated SAF-related infrastructure. The Company is continuing to evaluate the role of each of the Fort Myers, Florida and Wilson, North Carolina facilities within XCF’s broader SAF and renewable fuel value chain.

Blended with conventional Jet-A fuel, SAF is a “drop-in fuel” which means it can be used in existing aircraft and aviation infrastructure without the need for modification. Publications by a variety of industry organizations and experts, for example a thought leader piece with Air bp global aviation sustainability director posted on the BP p.l.c. (“BP”) website and publications from the IATA estimate that SAF can reduce lifecycle greenhouse gas emissions by up to 80% compared to conventional jet fuel; this estimated reduction in greenhouse gas emissions is based on factors that impact the ultimate reduction in greenhouse gas emissions for a given SAF product including the feedstock used, the production method employed, and the supply chain to the airport. In a recent study by the EPA on Atmospheric Concentrations of Greenhouse Gases, global atmospheric concentrations of carbon dioxide, methane, nitrous oxide, and certain manufactured greenhouse gases have all risen significantly over the last few hundred years. Further, the EPA has noted that the combustion of fossil fuels such as gasoline and diesel to transport people and goods was the largest source of CO2 emissions in 2022, accounting for 35% of total U.S. CO2 emissions and 28% of total U.S. greenhouse gas emissions.

Pending Business Combination. On April 13, 2026, we entered into a Business Combination Agreement (the “BCA”) with DevvStream Corp. (“DevvStream”), Southern Energy Renewables Inc. (“Southern Energy”), and certain merger subsidiaries. Pursuant to the BCA, DevvStream will domesticate as a Delaware corporation and merge with a wholly-owned subsidiary of XCF Global, and Southern Energy will concurrently merge with another wholly-owned subsidiary of XCF Global, in each case with the applicable target surviving as wholly-owned subsidiaries of XCF Global (collectively, the “Business Combination”). Upon closing, persons who were securityholders of XCF Global, Southern Energy and DevvStream immediately prior to the closing are expected to own approximately 66.7%, 23.3% and 10.0% of XCF Global, respectively. DevvStream is a technology-based sustainability company focused on carbon markets and environmental asset monetization. Southern Energy is a development-stage renewable fuels company focused on carbon-negative SAF and green methanol production. The Business Combination is subject to stockholder approval and other customary closing conditions, and special meetings of stockholders are scheduled for September 10, 2026. For additional information, see the joint proxy statement/prospectus included in our registration statement on Form S-4 (File No. 333-296774). There can be no assurance that the Business Combination will be consummated.

Corporate Information

XCF is a Delaware corporation, formerly known as Focus Impact BH3 NewCo, Inc., and was founded on March 6, 2024, for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination. Our address is 3040 Post Oak Blvd. Floor 18 Suite 164, Houston, TX 77056, and our telephone number at that address is (346) 630-4724. Our corporate website is www.xcf.global. The information contained in, or accessible from, our website or any other website does not constitute a part of this registration statement of which this prospectus forms a part.

3

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and a “smaller reporting company,” as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As an emerging growth company and a smaller reporting company, we are permitted to, and intend to, take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies or smaller reporting companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended;

●	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

●	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We will remain an emerging growth company until the earlier of (a) the last day of the fiscal year in which we have total annual gross revenue of $1.235 billion or more; (b) the last day of the fiscal year following the fifth anniversary of the date of the completion of our initial public offering; (c) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (d) the date on which we are deemed to be a large accelerated filer under the rules of the SEC, which means the market value of our voting and non-voting common stock that is held by non-affiliates exceeds $700 million as of the last business day of our second fiscal quarter.

The JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. We have elected to use the extended transition period for complying with new or revised accounting standards; and as a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

We will remain a smaller reporting company until the fiscal year following the determination that our voting and non-voting common stock held by non-affiliates is more than $250 million measured on the last business day of our second fiscal quarter, or our annual revenue is more than $100 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is more than $700 million measured on the last business day of our second fiscal quarter. Similar to emerging growth companies, smaller reporting companies are permitted to provide simplified executive compensation disclosure and have certain other reduced disclosure obligations, including, among other things, being required to provide only two years of audited financial statements and not being required to provide selected financial data.

4

THE OFFERING

Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $100,000,000

Common stock to be outstanding after this offering

Up to 240,731,825 shares, assuming sales of $100,000,000 of our common stock in this offering at an assumed offering price of $0.4154 per share, the last reported sale price of our common stock on Nasdaq Capital Market on September 10, 2026. The actual number of shares issued will vary depending on the sales price under this offering.

Common stock outstanding before this offering	415,296,896 shares of common stock (as of September 11, 2026).

Manner of offering	“At the market offering” that may be made from time to time through our Sales Agents. See “Plan of Distribution” on page 18.

Use of proceeds	We currently intend to use the net proceeds from this offering for working capital, capital expenditures and general corporate purposes. See “Use of Proceeds.”

Risk factors

You should read the “Risk Factors” section of this prospectus and in the documents incorporated by reference herein for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.

Dividend Policy	We do not currently intend to pay cash dividends on our common stock.

Nasdaq Capital Market symbol	“SAFX”

Charter Amendment condition	On September 24, 2026, our stockholders will vote on a proposal to increase the number of authorized shares of common stock from 500,000,000 to 1,700,000,000. The issuance of shares of common stock under this registration statement in excess of currently authorized shares is conditioned upon stockholder approval and effectiveness of the Charter Amendment. See “Risk Factors.”

The number of shares of our common stock that will be outstanding after this offering is based on 415,296,896 shares of our common stock outstanding as of September 11, 2026, and excludes:

●	18,000,000 shares of common stock issuable and reserved for issuance upon the exercise of certain warrants; and

●	10,524,084 shares of our common stock reserved for future issuance under our 2025 Equity Incentive Plan.

Unless otherwise indicated, all information in this prospectus assumes no exercise of outstanding options and warrants and reflects an assumed public offering price of $0.4154 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on September 10, 2026.

5

RISK FACTORS

Before you invest in our common stock, you should know that making such an investment involves significant risks. You should carefully consider the following information about these risks, together with the other information contained in this prospectus and the information incorporated by reference, including risk factors contained in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2025 and any subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K as well as any amendments thereto reflected in subsequent filings, before purchasing the shares of common stock offered pursuant to this prospectus. The risks that we have highlighted here are not the only ones that we face. For example, additional risks presently unknown to us or that we currently consider immaterial or unlikely to occur could also impair our operations. If any of the risks actually occur, our business, financial condition or results of operations could be negatively affected.

The risks and uncertainties described below and in our most recent Annual Report on Form 10-K, as revised or supplemented by our subsequent Quarterly Reports on Form 10-Q, are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of the risks described below or in our most recent Annual Report on Form 10-K, as revised or supplemented by our subsequent Quarterly Reports on Form 10-Q, actually occur, our business, financial condition and results of operations could suffer. As a result, the trading price of our stock could decline, perhaps significantly, and you could lose all or part of your investment. The risks discussed below and in most recent Annual Report on Form 10-K, as revised or supplemented by our subsequent Quarterly Reports on Form 10-Q, also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. See the section entitled “Special Note Regarding Forward-Looking Statements.”

Risks Related to this Offering and our common stock

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our common stock to decline.

The common stock offered hereby will be sold in “at the market” offerings, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

The actual number of shares we will issue under the Sales Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver placement notices to the Sales Agents at any time throughout the term of the Sales Agreement. The number of shares that are sold by the Sales Agents after delivering a placement notice will fluctuate based on the market price of the common stock during the sales period and limits we set with the Sales Agents. Because the price per share of each share sold will fluctuate based on the market price of shares of our common stock during the sales period, it is not possible at this stage to predict the number of shares of common stock that will or may be ultimately issued.

6

You may experience immediate and substantial dilution in the book value per share of the common stock you purchase.

The shares sold in this offering, if any, will be sold from time to time at various prices. The offering price per share in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering, in which case you will experience dilution representing the difference between our net tangible book value per share and the assumed offering price. In addition, a significant number of shares of our common stock are subject to issuance under our existing stock incentive plans and we may request the ability to issue additional such securities. We may also decide to raise additional funds through public or private debt or equity financing to fund our operations. We have $200.0 million of additional capacity (exclusive of this offering) under the universal shelf registration statement on Form S-3 of which this prospectus is a part, under which we may sell any combination of our common stock, preferred stock, debt securities, warrants, rights and/or units from time to time and at prices and on terms that we may determine.

While we cannot predict the effect, if any, that future sales of debt, our common stock, other equity securities or securities exercisable for or convertible into our common stock or other equity securities or the availability of any of the foregoing for future sale, will have on the market price of our common stock, it is likely that sales of substantial amounts of our common stock, will dilute the ownership of our existing stockholders and that the perception that such sales could occur, will adversely affect prevailing market prices for our common stock and impair our ability to raise capital through the sale of additional equity securities. See “Dilution” for a more detailed discussion of the dilution you may incur in connection with this offering.

An active trading market for our common stock may not be sustained following this offering.

Although our common stock is listed on The Nasdaq Capital Market, an active trading market for our shares may not be sustained. If an active market for our common stock does not continue, it may be difficult for you to sell your shares, including shares you may purchase in this offering, without depressing the market price for the shares or sell your shares at all. Any inactive trading market for our common stock may also impair our ability to raise capital to continue to fund our operations by selling shares and may impair our ability to acquire other companies or technologies by using our shares as consideration.

The issuance of shares of our common stock under this registration statement in excess of currently authorized shares is conditioned upon stockholder approval of the Charter Amendment.

On September 24, 2026, our stockholders will vote on a proposal to amend our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 500,000,000 to 1,700,000,000 (the “Charter Amendment”). To the extent that the number of shares of common stock issuable under this registration statement, together with the number of shares of common stock previously issued and outstanding and reserved for issuance, would exceed the number of currently authorized shares of common stock, the issuance of such excess shares is conditioned upon, and will not occur unless and until, the Charter Amendment has been approved by our stockholders and become effective. In the event the Charter Amendment is not approved, we will not issue shares of common stock in excess of our then-authorized shares, which could limit the total number of shares we are able to sell under the Sales Agreement. There can be no assurance that the Charter Amendment will be approved.

7

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements. These are based on our management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us. Discussions containing these forward-looking statements may be found, among other places, in the sections entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in the documents incorporated by reference herein.

Any statements in this prospectus, or incorporated herein, about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. Within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, these forward-looking statements include statements regarding:

●	changes in domestic and foreign business, market, financial, political, regulatory and legal conditions;
●	unexpected increases in our expenses, including manufacturing and operating expenses and interest expenses, as a result of potential inflationary pressures, changes in interest rates and other factors;
●	the occurrence of any event, change or other circumstances that could give rise to the termination of negotiations and any agreements with regard to our offtake arrangements;
●	the risk that the Business Combination among XCF Global, DevvStream, and Southern Energy pursuant to the Business Combination Agreement dated April 13, 2026 (as amended, the “BCA”) is not consummated;
●	the outcome of any legal proceedings that may be instituted against the parties to the Business Combination or others;
●	our ability to continue to meet Nasdaq’s continued listing standards;
●	our ability to integrate the operations of New Rise and implement its business plan on its anticipated timeline;
●	our ability to raise financing to fund our operations and business plan and the terms of any such financing;
●	the New Rise Reno production facility’s ability to produce the anticipated quantities of SAF without interruption or material changes to the SAF production process;
●	the New Rise Reno production facility’s ability to produce renewable diesel in commercial quantities without interruption during the ongoing SAF ramp-up process;
●	our ability to resolve current disputes between our New Rise subsidiary and its landlord with respect to the ground lease for the New Rise Reno facility;
●	our ability to resolve current disputes between our New Rise subsidiary and its primary lender with respect to loans outstanding that were used in the development of the New Rise Reno facility;
●	payment of fees, expenses and other costs related to the completion of the Prior Business Combination and the New Rise acquisitions;
●	the risk of disruption to our current plans and operations as a result of the consummation of the Prior Business Combination and the Business Combination among XCF Global, DevvStream, and Southern Energy;
●	our ability to recognize the anticipated benefits of the Prior Business Combination, the New Rise acquisitions and Business Combination among XCF Global, DevvStream, and Southern Energy, which may be affected by, among other things, competition, our ability to grow and manage growth profitably, maintain relationships with customers and suppliers and retain our management and key employees;
●	changes in applicable laws or regulations;
●	risks related to extensive regulation, compliance obligations and rigorous enforcement by federal, state, and non-U.S. governmental authorities;
●	the possibility that we may be adversely affected by other economic, business, and/or competitive factors;
●	the availability of tax credits and other federal, state or local government support;
●	risks relating to our and New Rise’s key intellectual property rights, including the possible infringement of their intellectual property rights by third parties;
●	the risk that our reporting and compliance obligations as a publicly traded company divert management resources from business operations;
●	the effects of increased costs associated with operating as a public company; and
●	various factors beyond management’s control, including general economic conditions and other risks, uncertainties and factors set forth in our filings with the SEC, including the risk factors contained herein and filings we make with the SEC in the future.

In some cases, you can identify forward-looking statements by the words “may,” “might,” “can,” “will,” “to be,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “likely,” “continue” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future, although not all forward-looking statements contain these words. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements.

You should refer to the “Risk Factors” section contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus, for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. Given these risks, uncertainties and other factors, many of which are beyond our control, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate, and you should not place undue reliance on these forward-looking statements. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to revise any forward-looking statements to reflect events or developments occurring after the date of this prospectus, even if new information becomes available in the future. For all forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

8

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate sales proceeds of up to $100,000,000 from time to time. Because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the Sales Agreement as a source of financing.

We currently intend to use the net proceeds from this offering for working capital, capital expenditures and general corporate purposes. We may also use a portion of the net proceeds to invest in or acquire businesses or technologies that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus. Pending these uses, we intend to invest the net proceeds in investment-grade, interest-bearing securities.

9

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our cash and cash equivalents and our capitalization as of June 30, 2026:

●	on an as-adjusted basis to give further effect to the sale of 240,731,825 shares of common stock in this offering at an assumed offering price of $0.4154 per share, which was the last reported sale price of our common stock on the Nasdaq Capital Market on September 10, 2026, after deducting the estimated sales commissions and estimated offering expenses payable by us.

You should read this table in conjunction with the section titled “Use of Proceeds” and our consolidated financial statements and related notes incorporated by reference in this prospectus supplement.

	As of June 30, 2026 Actual ($)	Pro Forma ($)
Cash and cash equivalents	329,084	97,129,084
Liabilities:
Current liabilities	42,064,158	42,064,158
Total liabilities	383,759,852	383,759,852
Stockholders’ Equity:
Preferred stock; $0.0001 par value	-	-
Common Stock; $0.0001 par value	39,452	63,525
Additional paid-in capital	85,902,009	182,677,936
Accumulated deficit	(48,671,118)	(48,671,118)
Total Stockholders’ Equity	37,270,343	134,070,343
Total Capitalization	421,030,195	517,830,195

10

DILUTION

If you invest in our shares of common stock in this offering, you will suffer immediate and substantial dilution in the book value of the shares you purchase in an amount equal to the difference between the offering price per share in this offering and the as adjusted net tangible book value per share of our common stock immediately after this offering.

Our net tangible book value is the amount of our total tangible assets less our total liabilities. Net tangible book value per share is our net tangible book value divided by the number of shares of common stock outstanding as of June 30, 2026. Our net tangible book value as of June 30, 2026 was approximately $37.2 million, or $0.0945 per share of common stock.

After giving effect to the assumed sale of 240,731,825 additional shares of common stock in this offering at an assumed public offering price of $0.4154 per share (the last reported sale price per share of our common stock on the Nasdaq Capital Market on September 10, 2026), and after deducting the estimated sales agent fees and estimated offering-related expenses payable by us, our as adjusted net tangible book value as of June 30, 2026 would have been approximately $134.1 million, or $0.2111 per share of common stock. This amount represents an immediate increase in the net tangible book value of $0.1166 per share of our common stock to our existing stockholders and an immediate dilution in net tangible book value of $0.2044 per share to investors purchasing shares of common stock in this offering.

The following table illustrates this dilution on a per share basis:

Offering price per share		$0.4154
Net tangible book value per share as of June 30, 2026	$0.0945
Increase in net tangible book value per share as of June 30, 2026, attributable to this offering	$0.1166
As adjusted net tangible book value per share as of June 30, 2026, after giving effect to this offering		$0.2111

Dilution in net tangible book value per share to new investors participating in this offering		$0.2044

The foregoing table is based on 394,530,494 shares of our common stock outstanding as of June 30, 2026 but excludes the following, each as of June 30, 2026:

●	10,524,084 shares issuable pursuant to outstanding awards under our 2025 Equity Plan; and

●	18,000,000 shares of common stock issuable and reserved for issuance upon the exercise of certain warrants.

To the extent that any of these outstanding equity awards vest, the warrants are exercised, there may be further dilution to investors. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

11

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock and provisions of our certificate of incorporation and bylaws are summaries. You should also refer to the certificate of incorporation and the bylaws, which are filed as exhibits to the registration statement of which this prospectus is part.

General

Our certificate of incorporation authorizes us to issue up to 500,000,000 shares of common stock, $0.0001 par value per share, and 50,000,000 shares of preferred stock, $0.0001 par value per share. On September 24, 2026, our stockholders will vote on a proposal to increase the number of authorized shares of common stock from 500,000,000 to 1,700,000,000 (the “Charter Amendment”). If the Charter Amendment is approved and becomes effective, our authorized capital stock will consist of 1,700,000,000 shares of common stock and no shares of preferred stock. The issuance of shares of common stock under this registration statement in excess of currently authorized shares is conditioned upon approval and effectiveness of the Charter Amendment. Our board of directors may establish the rights and preferences of the preferred stock from time to time. As of September 11, 2026, we had 415,296,896 shares of common stock outstanding and no shares of preferred stock outstanding.

Voting Power

Except as otherwise provided in our Charter or as required by applicable law, holders of common stock will each be entitled to one vote per share. As of the date of this prospectus, we do not have any shares of preferred stock outstanding. If we do issue shares of preferred stock in the future, such shares may or may not have voting rights.

Dividends

Subject to any preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our common stock will be entitled to receive dividends and other distributions as may from time to time be declared by our board of directors, in its discretion out of legally available assets, ratably in proportion to the number of shares held by each such holder, and at such times and in such amounts as the board of directors in its discretion may determine.

Liquidation, Dissolution or Winding Up

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, after payment of debts and other liabilities and of and the rights of holders of preferred stock, if any, have been satisfied, the holders of all outstanding shares of our common stock will be entitled to receive our remaining assets available for distribution ratably in proportion to the number of shares held by each such stockholder.

Election of Directors

In general, directors are elected by a majority of the votes cast at an annual meeting of stockholders by holders of our common stock, voting as a single class.

At the closing of the Prior Business Combination, we entered into an Agreement Regarding Board Nomination Rights (the “Board Agreement”) Focus Impact BHAC Sponsor, LLC (“Sponsor”), which provides that for as long as the Sponsor maintains minimum ownership levels of our common stock, the Sponsor will be entitled to designate up to two directors Under the terms of the Board Agreement, the Sponsor currently is able to designate one director and that right will increase to a right to designate a second director in the event our board of directors is expanded to nine directors from six and the designation would not otherwise create adverse issues under Nasdaq listing requirements regarding board independence. If the Sponsor’s ownership level drops below certain specified levels, it will either be limited to designating one director, subject to the other terms of the Board Agreement, or will lose its designation right entirely. In addition, under the terms of the Board Agreement, the Sponsor is entitled to designate one person as board observer. We are obligated to take certain actions to assure that the Sponsor designees are nominated as directors.

12

Warrants

The following describes our currently outstanding warrants assumed in connection with the Prior Business Combination. For a description of warrants that may be offered under this prospectus, see “Description of Warrants” below.

Upon the closing of the Prior Business Combination, we assumed Focus Impact’s obligations under its outstanding warrants, consisting of Public Warrants and Private Placement Warrants. Each warrant entitles the holder to purchase one share of our common stock at an exercise price of $11.50 per share, subject to adjustment as described below. A warrant holder may exercise its warrants only for a whole number of shares of our common stock. The warrants expire on June 6, 2030, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

 Redemption of Warrants

Redemption at $18.00.

We may redeem the Public Warrants, in whole and not in part, at $0.01 per warrant upon at least 30 days’ prior written notice if the closing price of our common stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading-day period.

Redemption at $10.00.

Once the warrants become exercisable, we may redeem the Public Warrants, in whole and not in part, at $0.10 per warrant upon at least 30 days’ prior written notice if the closing price of our common stock equals or exceeds $10.00 per share on the trading day before the notice is sent. Holders may exercise the warrants on a cashless basis during the notice period, with the number of shares issuable determined under the warrant agreement. If the applicable price condition for the $18.00 redemption is not satisfied, the Private Placement Warrants must also be called for redemption on the same terms, subject to their special exercise provisions.

Anti-Dilution Adjustments

The number of shares issuable upon exercise and the exercise price are subject to adjustment for stock dividends, stock splits, combinations, reverse stock splits, reclassifications and similar events. Rights offerings to holders of our common stock at a price below historical fair market value and certain distributions to holders of our common stock may also result in adjustments under the warrant agreement.

In a reclassification, reorganization, merger, consolidation, sale or similar fundamental transaction, the warrants will generally become exercisable for the kind and amount of stock, securities or other property that the holder would have received if the holder had exercised the warrant immediately before the transaction, subject to the terms of the warrant agreement.

The Public Warrants and Private Placement Warrants are generally identical, except that the Private Placement Warrants are not redeemable by us except as described above and may be exercised for cash or on a cashless basis while held by the Sponsor or its permitted transferees. If held by persons other than the Sponsor or its permitted transferees, the Private Placement Warrants are redeemable and exercisable on the same basis as the Public Warrants. The warrants are governed by the applicable warrant agreement and administered by the warrant agent.

13

Anti-Takeover Effects of Our Charter and Bylaws and Certain Provisions of Delaware Law

The Charter, the Bylaws and the Delaware General Corporation Law (“DGCL”) contain provisions, which are summarized in the following paragraphs, which are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and to discourage certain types of transactions that may involve an actual or threatened acquisition of XCF. These provisions are intended to avoid costly takeover battles, reduce XCF’s vulnerability to a hostile change of control or other unsolicited acquisition proposal, and enhance the ability of the XCF board of directors to maximize stockholder value in connection with any unsolicited offer to acquire XCF. However, these provisions may have the effect of delaying, deterring or preventing a merger or acquisition of XCF by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including attempts that might result in a premium over the prevailing market price for the shares of our common stock. The Charter will provide that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special stockholder meeting of such stockholders and may not be effected by any consent in writing by such holders unless such action is recommended or approved by all of our directors then in office, except that holders of one or more series of our preferred stock, if such series are expressly permitted to do so by the certificate of designation relating to such series, may take any action by written consent if such action permitted to be taken by such holders and the written consent is signed by the holders of outstanding shares of the relevant class or series having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of Nasdaq require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of our common stock. Additional shares that may be issued in the future may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved common stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of XCF by means of a merger, tender offer, proxy contest or otherwise and thereby protect the continuity of management and possibly deprive stockholders of opportunities to sell their shares of our common stock at prices higher than prevailing market prices.

Election of Directors and Vacancies

The Charter provides that our board of directors will determine the number of directors who will serve on the board. Our board of directors is divided into three classes designated as Class I, Class II and Class III. Class I directors will initially serve for a term expiring at the first annual meeting of stockholders following the closing date of the Prior Business Combination. Class II and Class III directors will initially serve for a term expiring at the second and third annual meeting of stockholders following the closing date of the Prior Business Combination, respectively. At each succeeding annual meeting of stockholders, directors will be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting of the stockholders. There will be no limit on the number of terms a director may serve on our board of directors. The term of all Class I directors shall automatically become one year commencing on the seventh annual meeting of stockholders, the term of all Class II directors shall automatically become one year commencing on the eighth annual meeting of stockholders and the term of all Class III directors shall automatically become one year commencing on the ninth annual meeting of stockholders, with all directors having a term of one year from and after such ninth annual meeting of stockholders.

In addition, the Charter provides that any vacancy on our board of directors, including a vacancy that results from an increase in the number of directors or a vacancy that results from the removal of a director with cause, may be filled only by a majority of the directors then in office, subject to the provisions of the Board Agreement and any rights of the holders of preferred stock.

Notwithstanding the foregoing provisions of this section, each director will serve until his or her successor is duly elected and qualified or until his or her earlier death, resignation, retirement, disqualification or removal. No decrease in the number of directors constituting our board will shorten the term of any incumbent director.

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Business Combinations

We have elected not to be governed by Section 203 of the DGCL. Notwithstanding the foregoing, the Charter provides that we will not engage in any “business combinations” (as defined in the Charter), at any point in time at which our common stock is registered under Section 12(b) or 12(g) of the Exchange Act, with any “interested stockholder” (as defined in the Charter) for a three-year period after the time that such person became an interested stockholder unless:

●	prior to such time, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
●	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by (i) persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
●	at or subsequent to such time, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66-2/3% of our outstanding voting stock that is not owned by the interested stockholder.

Under the Charter, a “business combination” is defined to generally include a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. Under certain circumstances, such provisions in the Charter make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. Accordingly, such provisions in the Charter could have an anti-takeover effect with respect to certain transactions which our board of directors does not approve in advance. Such provisions may encourage companies interested in acquiring us to negotiate in advance with our board of directors because the stockholder approval requirement would be avoided if our board of directors approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder. However, such provisions also could discourage attempts that might result in a premium over the market price for the shares held by stockholders. These provisions also may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Quorum

The Bylaws will provide that at any meeting of our board of directors a majority of the total number of directors then in office constitutes a quorum for all purposes.

No Cumulative Voting

Under Delaware law, the right to vote cumulatively does not exist unless the Charter expressly authorizes cumulative voting. The Charter does not authorize cumulative voting.

General Stockholder Meetings

The Charter will provide that special meetings of stockholders may be called only by or at the direction of our board of directors, the Chairman of the board or directors or the Chief Executive Officer.

Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals

The Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee thereof. For any matter to be “properly brought” before a meeting, a stockholder will have to comply with advance notice requirements and provide us with certain information. Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 120 days nor more than 150 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders (for the purposes of the first annual meeting of stockholders following the closing of the Prior Business Combination, the date of the preceding annual meeting will be deemed to be June 30 of the preceding calendar year). The Bylaws also specify requirements as to the form and content of a stockholder’s notice. The Bylaws allow the presiding officer at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of XCF.

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Supermajority Provisions

The Charter and the Bylaws provide that our board of directors is expressly authorized to make, alter, amend, change, add to, rescind or repeal, in whole or in part, the Bylaws without a stockholder vote in any matter not inconsistent with the Delaware law or the Charter. Any amendment, alteration, rescission or repeal of the Bylaws by our stockholders requires the affirmative vote of the holders of at least 66-2∕3% in voting power of all then outstanding shares of our stock entitled to vote thereon, voting together as a single class.

The DGCL provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote thereon, voting together as a single class, is required to amend a corporation’s Charter, unless the Charter requires a greater percentage. The Charter provide that Section 4.4 of Article IV, Article V, Article VI, Article VII, Article VIII, Article IX, and Article X therein, including the following provisions therein may be amended, altered, repealed or rescinded only by the affirmative vote of the holders of at least 66-2∕3% in voting power of all then outstanding shares entitled to vote thereon, voting together as a single class:

●	the provision requiring a 66-2∕3% supermajority vote for stockholders to amend the Bylaws;
●	the provisions providing for a classified Board (the election and term of directors);
●	the provisions regarding filling vacancies on the Board and newly created directorships;
●	the provisions regarding resignation and removal of directors;
●	the provisions regarding calling special meetings of stockholders;
●	the provisions regarding stockholder action by written consent;
●	the provisions eliminating monetary damages for breaches of fiduciary duty by a director;
●	the provisions regarding the selection of forum (see “- Exclusive Forum”); and
●	the amendment provision requiring that the above provisions be amended only with a 66-2∕3% supermajority vote.

These provisions may have the effect of deterring hostile takeovers or delaying or preventing changes in control of XCF or its management, such as a merger, reorganization or tender offer. These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of XCF. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions are also intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts. Such provisions may also have the effect of preventing changes in management.

Exclusive Forum

The Charter provides that, unless we consent in writing to the selection of an alternative forum, (i) any derivative action or proceeding brought on behalf of XCF, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee, agent or stockholder of XCF to XCF or our stockholders, or any claim for aiding and abetting such alleged breach, (iii) any action asserting a claim against XCF or any current or former director, officer, other employee, agent or stockholder of XCF arising pursuant to any provision of the DGCL, the Charter (as it may be amended or restated from time to time) or the Bylaws (as it may be amended or restated from time to time), (iv) any action asserting a claim against XCF or any current or former director, officer, other employee, agent or stockholder of XCF governed by the internal affairs doctrine of the law of the State of Delaware or (v) any action to interpret, apply, enforce or determine the validity of the Charter shall, as to any action in the foregoing clauses (i) through (v), to the fullest extent permitted by law, be solely and exclusively brought in the Delaware Court of Chancery; provided, however, that the foregoing shall not apply to any claim (a) as to which the Delaware Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Delaware Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (b) which is vested in the exclusive jurisdiction of a court or forum other than the Delaware Court of Chancery, or (c) arising under federal securities laws, including the Securities Act of 1933, as amended, as to which the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum. Notwithstanding the foregoing, the provisions of Article X of the Charter will not apply to suits brought to enforce any liability or duty created by the Exchange Act, or any other claim for which the federal district courts of the United States of America shall be the sole and exclusive forum. While Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Any person or entity purchasing or otherwise acquiring any interest in any shares of our capital stock shall be deemed to have notice of and to have consented to the forum provisions in the Charter. If any action the subject matter of which is within the scope of the forum provisions is filed in a court other than a court located within the State of Delaware (a “foreign action”) in the name of any stockholder, such stockholder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”); and (y) having service of process made upon such stockholder in any such enforcement action by service upon such stockholder’s counsel in the foreign action as agent for such stockholder. This choice-of-forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with XCF or our directors, officers, stockholders, agents or other employees, which may discourage such lawsuits. We note that there is uncertainty as to whether a court would enforce this provision, and the enforceability of similar choice of forum provisions in other companies’ charter documents has been challenged in legal proceedings. Further, investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. It is possible that a court could find these types of provisions to be inapplicable or unenforceable, and if a court were to find this provision of the Charter inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, XCF may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and board of directors.

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Conflicts of Interest

Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders. The Charter, to the maximum extent permitted from time to time by Delaware law, renounces any interest or expectancy that XCF has in, or right to be offered an opportunity to participate in, specified business opportunities that are from time to time presented to our officers, directors or stockholders or their respective affiliates, other than those officers, directors, stockholders or affiliates who are employees of XCF or its subsidiaries. The Charter provides that, to the fullest extent permitted by law, none of the non-employee directors or his or her affiliates will have any duty to refrain from (i) engaging in a corporate opportunity in the same or similar lines of business in which XCF or its affiliates now engage or propose to engage or (ii) otherwise competing with XCF or its affiliates. In addition, to the fullest extent permitted by law, in the event that any non-employee director or any of his or her affiliates acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for itself or himself or herself or its or his or her affiliates or for XCF or its affiliates, such person will have no duty to communicate or offer such transaction or business opportunity to XCF or any of its affiliates and they may take any such opportunity for themselves or offer it to another person or entity. The Charter does not renounce XCF’s interest in any business opportunity that is expressly offered to, or acquired or developed by a non-employee director solely in his or her capacity as a director or officer of XCF. To the fullest extent permitted by law, a corporate opportunity shall not be deemed to be a potential corporate opportunity for XCF if it is a business opportunity that (i) XCF is neither financially or legally able, nor contractually permitted to undertake, (ii) from its nature, is not in the line of XCF’s business or is of no practical advantage to XCF or (iii) is one in which XCF has no interest or reasonable expectancy.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. The Charter includes a provision that eliminates, to the fullest extent permitted by law, the personal liability of directors for monetary damages for any breach of fiduciary duty as a director. The effect of these provisions is to eliminate the rights of XCF and its stockholders, through stockholders’ derivative suits on XCF’s behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any director if the director has acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper benefit from his or her actions as a director.

The Bylaws provide that XCF must indemnify and advance expenses to directors and officers to the fullest extent permitted by Delaware law. We are also expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for directors, officers and certain employees for some liabilities. We believe that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to XCF’s directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Registration Rights

We have entered into registration rights agreement with certain of our securityholders, pursuant to which, among other things, the securityholders will have specified rights to require XCF to register all or a portion of their shares under the Securities Act.

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PLAN OF DISTRIBUTION

We have entered into the Sales Agreement with Roth and HCW, under which we may offer and sell up to $100 million of shares of our common stock from time to time through the Sales Agents acting as agents and/or principals. Sales of shares of our common stock, if any, under this prospectus will be made by any method that is deemed to be an “at-the-market offering” as defined in Rule 415(a)(4) under the Securities Act including sales made directly on or through the Nasdaq Capital Market, the existing trading market for our common stock, sales made to or through a market maker other than on an exchange or otherwise, directly to Roth as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or in any other method permitted by law. As our sales agents, the Sales Agents will not engage in any transactions that stabilize the price of our common stock.

Each time we wish to issue and sell shares of common stock under the Sales Agreement, we will provide the Sales Agents with a placement notice describing the number of shares to be issued, the dates on which such sales may be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed the Sales Agents, unless a Sales Agent declines to accept the terms of such notice, each Sales Agent has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Nasdaq Capital Market to sell such shares up to the amount specified on such terms. The obligations of the Sales Agents under the Sales Agreement to sell shares of our common stock are subject to a number of conditions that we must meet. We or either Sales Agent may suspend the offering of common stock pursuant to a placement notice upon notice and subject to other conditions.

Under the terms of the Sales Agreement, we may, if agreed to by Roth, also sell shares of our common stock to Roth as principal for its own account, at a price per share and such other terms to be agreed upon at the time of sale. However, neither Sales Agent has any obligation to agree to purchase shares of our common stock as principal.

The settlement of sales of shares between us and the Sales Agents is generally anticipated to occur on the first trading day following the date on which the sale was made, or on some other date that is agreed upon by and between us and the Sales Agents in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of shares of our common stock as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and the Sales Agents may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay the Sales Agents a commission in cash of up to 3.0% of the aggregate gross proceeds we receive from each sale of shares of our common stock. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse the Sales Agents for certain specified expenses, including the fees and disbursements of their respective counsel in an amount not to exceed $75,000, in addition to certain ongoing disbursements not to exceed $7,500 per calendar quarter during any quarter in which sales pursuant to the Sales Agreement are made. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to the Sales Agents under the terms of the Sales Agreement, will be approximately $200,000. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares.

The Sales Agents will provide written confirmation to us following the close of trading on the Nasdaq Capital Market on each day on which shares of common stock are sold under the Sales Agreement. Each confirmation will include the number of shares sold on that day, the aggregate gross proceeds of such sales and the proceeds to us.

Unless otherwise required, we will report at least quarterly the number of shares of common stock sold through the Sales Agents under the Sales Agreement, the net proceeds to us and the compensation paid by us to the Sales Agents in connection with the sales of common stock.

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In connection with the sale of the shares of common stock on our behalf, each of the Sales Agents will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Sales Agents will be deemed to be underwriting commissions or discounts. We have agreed to indemnify each of the Sales Agents against certain civil liabilities, including liabilities under the Securities Act and/or the Exchange Act. We have also agreed to contribute to payments the Sales Agents may be required to make in respect of such liabilities.

The offering of shares of common stock under this prospectus will terminate upon the termination of the Sales Agreement.

This summary does not purport to be a complete statement of the Sales Agreement terms. A copy of the Sales Agreement is filed as an exhibit to the registration statement of which this prospectus forms a part.

The Sales Agents will not engage in market making activities with respect to our common stock while the offering is ongoing.

Each of Roth and HCW and their respective affiliates may in the future provide various investment banking, commercial banking and other financial services to us and our affiliates, for which they may receive customary fees. In the ordinary course of their business, each of Roth and HCW and their respective affiliates may actively trade our securities for their own account or for the accounts of their customers and may at any time hold long or short positions in our securities.

Each of Roth and HCW may make this prospectus available electronically on its website.

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company. Its address is One State Street, 30th Floor, New York, NY 10004 and its telephone number is (800) 509-5586.

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LEGAL MATTERS

The validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon for us by Shumaker, Loop & Kendrick, LLP, Tampa, Florida. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

XCF Global

The audited consolidated financial statements of XCF Global as of December 31, 2025 and 2024 and for each of the two years in the period ended December 31, 2025, incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

DevvStream

The financial statements of DevvStream Corp. as of July 31, 2025 and for the year ended July 31, 2025, have been incorporated by reference in this prospectus in reliance upon the report of Davidson & Company LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

The financial statements of DevvStream Holdings Inc. as of July 31, 2024 and for the year ended July 31, 2024, have been incorporated by reference in this prospectus in reliance upon the report of MNP LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

Southern Energy

The financial statements of Southern Energy as of July 31, 2025 and for the period from May 15, 2025 (inception) to July 31, 2025 have been audited by Davidson & Company LLP, an independent registered public accounting firm, as stated in their report thereon and incorporated by reference in this prospectus in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus or incorporated by reference in this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically with the SEC. Copies of certain information filed by us with the SEC are also available on our website at https://xcf.global. Information contained in or accessible through our website does not constitute a part of this prospectus and is not incorporated by reference in this prospectus. We have included our website address as an inactive textual reference only.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The SEC file number for the documents incorporated by reference in this prospectus is 001-42687. The documents incorporated by reference into this prospectus contain important information that you should read about us.

The following documents are incorporated by reference into this document:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 31, 2026;
●	Amendment No.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on April 28, 2026;
●	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2026 and June 30, 2026, filed with the SEC on May 15, 2026 and August 17, 2026, respectively;
●	our Current Reports on Form 8-K filed with the SEC on January 15, 2026; January 26, 2026 (other than information furnished under Item 7.01 and exhibits related thereto); February 6, 2026; March 10, 2026 (other than information furnished under Item 7.01 and exhibits related thereto); April 9, 2026; April 14, 2026 (other than information furnished under Item 7.01 and exhibits related thereto); April 14, 2026; May 4, 2026; May 12, 2026; May 13, 2026; May 29, 2026; June 12, 2026; June 17, 2026; July 8, 2026; July 22, 2026; July 27, 2026, August 18, 2026; September 1, 2026; September 8, 2026; and September 14, 2026.
●	our Definitive Proxy Statement on Schedule 14A filed with the SEC on February 10, 2026;
●	the description of our common stock set forth in the registration statement on Form 8-A12B, filed with the SEC on June 6, 2025, including any amendments or reports filed for purposes of updating such description; and
●	the information under the headings “RISK FACTORS,” “UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION,” “INDEX TO FINANCIAL STATEMENTS,” “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF XCF GLOBAL,” “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF DEVVSTREAM,” and “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF SOUTHERN ENERGY” in our prospectus, dated July 27, 2026, to our registration statement on Form S-4 (File No. 333-296774), filed with the SEC on July 27, 2026.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, or (ii) after the date of this prospectus but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to XCF Global, Inc., Attn: Corporate Secretary, 3040 Post Oak Blvd., Floor 18, Suite 164, Houston, Texas 77056, and our telephone number is (346) 630-4724.

Any statement contained in this prospectus or contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus or any subsequently filed supplement to this prospectus, or document deemed to be incorporated by reference into this prospectus, modifies or supersedes such statement.

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$100,000,000

Common Stock

PROSPECTUS

ROTH CAPITAL PARTNERS                   H.C. WAINWRIGHT & CO.

             , 2026

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee and FINRA filing fee.

SEC registration fee	$41,430
FINRA filing fee	45,500
Accounting fees and expenses	*
Legal fees and expenses	*
Transfer agent fees and expenses	*
Trustee fees and expenses	*
Printing and miscellaneous expenses	*
Total	$86,930

* These fees are calculated based on the securities offered and the number of issuances and, accordingly, cannot be estimated at this time.

Item 15. Indemnification of Officers and Directors

The registrant is governed by the Delaware General Corporation Law (“DGCL”), as the same exists or may hereafter be amended. Section 145 of the DGCL (“Section 145”) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnification may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. Section 145 also provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of such corporation, under the same conditions, except that such indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person, and except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter therein, the corporation must indemnify that person against the expenses (including attorneys’ fees) which such officer or director actually and reasonably incurred in connection therewith.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would otherwise have the power to indemnify such person against such liability under Section 145.

The registrant’s amended and restated certificate of incorporation and amended and restated bylaws provide that we shall indemnify, to the fullest extent permitted by law, any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she is or was our director or executive officer (as defined in our Bylaws) or serves or served at any other corporation, partnership, joint venture, trust or other enterprise as a director or executive officer at our request.

Our amended and restated bylaws eliminate the liability of directors and officers to the fullest extent permitted by the DGCL. Pursuant to Section 102(b)(7) of the DGCL, a corporation may eliminate the personal liability of directors and officers to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or an officer, as applicable, except for liabilities arising (i) from any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (ii) from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) from any transaction from which the director derived an improper personal benefit, or (iv) with respect to a director, under Section 174 of the DGCL, and with respect to an officer, from any action by or in the right of the corporation.

These provisions may be held not to be enforceable for certain violations of the federal securities laws of the United States.

We have entered into indemnification agreements with each of our directors and executive officers. These indemnification agreements require us to indemnify our directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors or executive officers.

In addition, we have purchased directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us in connection with our obligations to indemnify our officers and directors.

The underwriting or sales agreement, if any, entered into with respect to an offering of securities registered hereunder will provide for indemnification by any underwriters of any offering, our directors and officers who sign the registration statement and our controlling persons for some liabilities, including liabilities arising under the Securities Act.

The foregoing is only a summary of certain aspects of the DGCL and the registrant’s amended and restated certificate of incorporation and amended and restated bylaws relating to limitation of liability and indemnification of directors and officers, and does not purport to be complete. It is qualified in its entirety by reference to the detailed provisions of the DGCL and our amended and restated certificate of incorporation and amended and restated bylaws.

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Item 16. Exhibits and Financial Statement Schedules.

The exhibits listed below are incorporated herein by reference.

Exhibit Number	Document Description
1.1	Sales Agreement, dated September 14, 2026, by and among XCF Global, Inc., Roth Capital Partners, LLC and H.C. Wainwright & Co., LLC*
2.1+	Business Combination Agreement, dated March 11, 2024, by and among Focus Impact, NewCo, Merger Sub 1, Merger Sub 2 and XCF (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of Focus Impact BH3 Acquisition Company filed with the SEC on March 12, 2024)
2.2	Amendment No. 1 to the Business Combination Agreement, dated as of November 29, 2024, by and among Focus Impact, NewCo, Merger Sub 1, Merger Sub 2 and XCF (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of Focus Impact BH3 Acquisition Company filed with the SEC on December 5, 2024)
2.3	Amendment No. 2 to the Business Combination Agreement, dated as of April 4, 2025, by and among Focus Impact, NewCo, Merger Sub 1, Merger Sub 2 and XCF (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of Focus Impact BH3 Acquisition Company filed with the SEC on April 7, 2025)
2.4	Amendment No. 3 to the Business Combination Agreement, dated as of April 4, 2025, by and among Focus Impact, NewCo, Merger Sub 1, Merger Sub 2 and XCF (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of Focus Impact BH3 Acquisition Company filed with the SEC on June 3, 2025)
2.5	Waiver of Closing Conditions dated as of June 5, 2025, by and among Focus Impact, NewCo, Merger Sub 1, Merger Sub 2 and XCF (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of Focus Impact BH3 Acquisition Company filed with the SEC on June 6, 2025)
2.6	Membership Interest Purchase Agreement by and among RESC Renewables Holdings, LLC and XCF Global Capital, Inc. (incorporated by reference to Exhibit 10.24 to the Form S-4 Registration Statement of Focus Impact BH3 NewCo, Inc. and XCF Global Capital, Inc. initially filed with the SEC on July 31, 2024)
2.7	Membership Interest Purchase Agreement by and among Randy Soule and GL Part I SPV, LLC and XCF Global Capital, Inc. (incorporated by reference to Exhibit 10.25 to the Form S-4 Registration Statement of Focus Impact BH3 NewCo, Inc. and XCF Global Capital, Inc. initially filed with the SEC on July 31, 2024)
2.8	Security Agreement-Pledge between XCF Global Capital, Inc. and RESC Renewables Holdings, LLC (incorporated by reference to Exhibit 10.26 to the Form S-4 Registration Statement of Focus Impact BH3 NewCo, Inc. and XCF Global Capital, Inc. initially filed with the SEC on July 31, 2024)
2.9+	Asset Purchase Agreement by and between XCF Global Capital, Inc. and Good Steward Biofuels FL, LLC (incorporated by reference to Exhibit 10.27 to the Form S-4 Registration Statement of Focus Impact BH3 NewCo, Inc. and XCF Global Capital, Inc. initially filed with the SEC on July 31, 2024)
2.10+	Asset Purchase Agreement by and between XCF Global Capital, Inc. and Southeast Renewables LLC (incorporated by reference to Exhibit 10.28 to the Form S-4 Registration Statement of Focus Impact BH3 NewCo, Inc. and XCF Global Capital, Inc. initially filed with the SEC on July 31, 2024)
3.1	Amended and Restated Certificate of Incorporation of XCF Global, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K of XCF Global, Inc filed with the SEC on June 12, 2025)
3.2	Amended and Restated Bylaws of XCF Global, Inc. (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K of XCF Global, Inc filed with the SEC on June 12, 2025)
4.1	Specimen Class A Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of XCF Global, Inc filed with the SEC on June 12, 2025)
4.2	Warrant Agreement dated as of October 4, 2021 between Focus Impact BH3 Acquisition Company (formerly known as Crixus BH3 Acquisition Company) and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of Focus Impact BH3 Acquisition Company filed with the SEC on October 7, 2021)
4.3	Warrant Assignment and Assumption Agreement (incorporated by reference to Exhibit 4.3 to the Current Report on Form 8-K of XCF Global, Inc filed with the SEC on June 12, 2025)
4.4	Description of Securities (incorporated by reference to Exhibit 4.4 to the Annual Report on Form 10-K of XCF Global, Inc filed with the SEC on March 31, 2026)
4.5*	Form of Indenture*
5.1*	Opinion of Shumaker, Loop & Kendrick, LLP*
10.1*	Form of Common Stock Warrant and Warrant Certificate*
10.2*	Form of Preferred Stock Warrant Agreement*
10.3*	Form of Debt Securities Warrant Agreement*
10.4**	Form of Unit Agreement**
23.1*	Consent of Grant Thornton LLP (XCF Global, Inc.)*
23.2*	Consent of Davidson & Company LLP, independent registered public accounting firm of Southern Energy*
23.3*	Consent of Davidson & Company LLP, independent registered public accounting firm of DevvStream Corp.*
23.4*	Consent of MNP LLP, independent registered public accounting firm of DevvStream Holdings Inc.*
23.5*	Consent of Shumaker, Loop & Kendrick, LLP (included in Exhibit 5.1)
107*	Filing Fee Table*

*	Filed herewith.

**	To be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended and incorporated herein by reference.

+	Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

**	Pursuant to Item 601(b)(10) of Regulation S-K, portions of this exhibit have been omitted (indicated by “[**]”) as the registrant has determined that the omitted information (i) is not material and (ii) the type of information that the registrant customarily and actually treats as private or confidential.

#	Previously filed.

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Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(e)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on September 14, 2026.

XCF GLOBAL, INC.

By:	/s/ Christopher Cooper
Christopher Cooper
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Christopher Cooper and Harvey Schnitzer, jointly and severally, as his or her true and lawful agent, proxy and attorneys-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title(s)	Date

/s/ Christopher Cooper	Chief Executive Officer and Director (Principal Executive Officer)	September 14, 2026
Christopher Cooper

/s/ Harvey Schnitzer	Chief Financial Officer (Principal Financial Officer)	September 14, 2026
Harvey Schnitzer

/s/ Sanford Cockrell	Director	September 14, 2026
Sandford Cockrell

/s/ Si-Yeon Kim	Director	September 14, 2026
Si-Yeon Kim

/s/ Carter McCain	Director	September 14, 2026
Carter McCain

/s/ Wray Thorn	Director	September 14, 2026
Wray Thorn

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